Contact:	Claire M. Gulmi
Executive Vice President and
Chief Financial Officer
(615) 665-1283

AMSURG REPORTS 21% GROWTH IN FOURTH-QUARTER NET REVENUES,
39% GROWTH IN ADJUSTED DILUTED EPS OF $1.07 AND DILUTED EPS OF $1.26
———————————
PROVIDES 2016 FINANCIAL GUIDANCE

NASHVILLE, Tenn. ─ (February 24, 2016) ─ AmSurg Corp. (NASDAQ: AMSG) today announced financial results for the fourth quarter and year ended December 31, 2015. The Company’s results for the quarter included:

•	Growth of 21% in net revenues to $704.3 million from $581.8 million for the fourth quarter of 2014;

•	Net earnings from continuing operations attributable to AmSurg common shareholders of $64.3 million and adjusted net earnings of $56.7 million, up 43% compared with the fourth quarter of 2014;

•	Net earnings per diluted share from continuing operations attributable to AmSurg common shareholders of $1.26 and a 39% increase in adjusted net earnings per diluted share to $1.07; and

•	Adjusted EBITDA of $137.4 million, an increase of 24% compared with the fourth quarter of 2014.

See page 6 for a reconciliation of all GAAP and non-GAAP financial results.

For fiscal 2015, net revenues were $2.57 billion, a 58% increase from $1.62 billion for fiscal 2014. Net earnings from continuing operations attributable to AmSurg common shareholders were $154.9 million for 2015, and adjusted net earnings increased 68% to $191.3 million from $114.2 million for 2014. Net earnings per diluted share from continuing operations attributable to AmSurg common shareholders were $3.18 for 2015, and adjusted net earnings per diluted share increased 35% to $3.71. For 2015, weighted average diluted shares outstanding, if dilutive securities, options and non-vested shares were converted, increased 24% from 2014, primarily related to the equity issued to complete the acquisition of Sheridan Healthcare in July 2014. Adjusted EBITDA for 2015 was $492.3 million.

“AmSurg had an exceptional year for 2015, the first full year following our transformative acquisition of Sheridan Healthcare in July 2014,” said Christopher A. Holden, President and Chief Executive Officer of AmSurg. “We exceeded every element of our 2015 financial guidance that was provided in our 2014 fourth-quarter news release.

“Our strong organic growth was evident in the 6.0% same-center revenue growth of Ambulatory Services for 2015 and the 9.9% same contact growth of Physician Services. As expected, the combination of AmSurg and Sheridan has indeed proven catalytic to our acquisition growth strategy, as we deployed $963 million in capital for acquisitions during 2015, completed 16 transactions, expanded our platform into the large, attractive markets of Phoenix and Atlanta and created significant growth momentum for 2016. Our strong cash flow, combined with our December equity offering, enabled us to execute on this large acquisition pipeline, significantly reducing our leverage ratio to 4.1.

AMSG Reports Fourth-Quarter Results

February 24, 2016

“Our outstanding financial and operating performance and strong profitable growth continued in the fourth quarter of 2015. We drove organic growth for the quarter through a 6.9% increase in same-center revenues for Ambulatory Services and an 8.3% increase in same contract revenue for Physician Services. This growth reflects increased volume and improved reimbursement for the quarter for both divisions.

“During the fourth quarter, Ambulatory Services purchased two ambulatory surgery centers (ASCs) and entered into three joint ventures with new health system partners. As a result of our joint venture activity, we contributed six of our existing centers and obtained an interest in two additional ASCs that were contributed by our new partners. As previously announced, Physician Services completed three acquisitions in the fourth quarter, including the acquisition of Valley Anesthesia in Phoenix, Arizona; Premier Emergency Medical Specialists, also in Phoenix; and Northside Anesthesiology Consultants in Atlanta, Georgia.”

Ambulatory Services

Net revenues for Ambulatory Services grew 10% to $326.2 million for the fourth quarter of 2015 from $295.7 million for the fourth quarter of 2014. Same-center revenue rose 6.9% for fourth quarter of 2015 compared with the fourth quarter of 2014, comprised of a 2.2% increase in procedures and a 4.7% increase in net revenue per procedure. Adjusted EBITDA was $63.3 million for the fourth quarter of 2015, a 22% increase from $51.9 million for the fourth quarter of 2014, and adjusted EBITDA margin increased 180 basis points to 19.4% from 17.6%.

At the end of the quarter, Ambulatory Services operated 257 ASCs and one surgical hospital. Ambulatory Services had five ASCs under letter of intent at the end of the fourth quarter and one center under development, which is expected to open in late 2016.

Physician Services

For the fourth quarter of 2015, net revenues for Physician Services increased 32% to $378.1 million from $286.1 million for the fourth quarter of 2014. Adjusted EBITDA increased 25% to $74.1 million for the quarter compared with $59.1 million for the fourth quarter of 2014, and adjusted EBITDA margin was 19.6% compared with 20.7%.

Comparable-quarter increase in Physician Services revenues was comprised of growth of 6.2% in same-contract revenues, 1.7% in net new contract revenues and 24.3% in acquisition revenues. Same-contract growth in net revenues totaled 8.3% for the fourth quarter of 2015, which included a 6.6% increase in patient encounters and a 1.7% increase in net revenue per patient encounter.

Physician Services continues to evaluate additional acquisition opportunities in its robust pipeline of potential transactions.

Liquidity

At the end of 2015, AmSurg had cash and cash equivalents of $106.7 million and availability under its $500 million revolving credit facility of $325 million. Net cash flows from operations, less distributions to noncontrolling interests, were $54.0 million for quarter and $323.1 million for full-year 2015. Although 2015 capital expenditures for maintenance and acquisitions were more than $1 billion, the Company’s ratio of total debt at the end of 2015 to trailing 12 months EBITDA as calculated under the Company’s credit agreement was 4.1 compared with 5.3 at the end of 2014.

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AMSG Reports Fourth-Quarter Results

February 24, 2016

Guidance

AmSurg today established its financial and operating guidance for 2016 and for the first quarter of the year. The Company’s guidance is as follows:

•	Revenues in a range of $3.09 billion to $3.13 billion;

•	A same-center revenue increase of 3.0% to 5.0% for Ambulatory Services and same-contract revenue growth of 4.0% to 6.0% in Physician Services;

•	Adjusted EBITDA of $590 million to $600 million;

•	Adjusted EPS in a range of $4.26 to $4.34; and

•	For the first quarter of 2016, adjusted EPS in a range of $0.77 to $0.80, which includes the seasonally higher salary-related expenses historically experienced in Physician Services.

Non-GAAP Adjusted EBITDA guidance for the full year of 2016 excludes interest expense, income taxes, depreciation, amortization, share-based compensation, transaction costs, changes in contingent purchase price consideration, gain or loss on deconsolidations and discontinued operations. Non-GAAP Adjusted EPS guidance for the first quarter and full year of 2016 exclude acquisition-related transaction costs, acquisition-related amortization expense, gains and losses on future deconsolidation transactions and share-based compensation expense, net of the tax impact thereon. The exact amount of such exclusions are not currently determinable but may be significant and may vary significantly from period to period (see page 6 for a reconciliation of all GAAP and non-GAAP financial results).

Conference Call

AmSurg Corp. will hold a conference call to discuss this release Wednesday, February 24, 2016, at 5:00 p.m. Eastern time. Investors will have the opportunity to listen to the conference call over the Internet by going to www.amsurg.com and clicking “Investors” at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at these sites shortly after the call and continue for 30 days.

Safe Harbor

This press release contains forward-looking statements, including the Company’s financial and operating guidance for the first quarter and full year of 2016. These statements, which have been included in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, involve risks and uncertainties. Investors are hereby cautioned that these statements may be affected by important factors, including, but not limited to, the following risks: we may face challenges managing our Physician Services Division as a new business and may not realize anticipated benefits; we may become subject to investigations by federal and state entities and unpredictable impacts of the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010; we may not be able to successfully maintain effective internal controls over financial reporting; we may not be able to implement our business strategy, manage the growth in our business, and integrate acquired businesses; our substantial indebtedness and restrictions in our debt instruments could adversely affect our business or our ability to implement our growth strategy, or limit our ability to react to changes in the economy or our industry; we may not generate sufficient cash to service our indebtedness, including any future indebtedness; regulatory changes may obligate us to buy out interests of physicians who are minority owners of our surgery centers; we may not be able to successfully maintain our information systems and processes, implement new systems and processes, and maintain the security of those systems and processes; we may fail to effectively and timely transition to the ICD-10 coding system; we may be subject to litigation and investigations and liability claims for damages and other expenses not covered by insurance; we may be required to write-off a portion of our intangible assets; payments

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AMSG Reports Fourth-Quarter Results

February 24, 2016

from third-party payors, including government healthcare programs, may decrease or not increase as our costs increase; there may be adverse developments affecting the medical practices of our physician partners; we may not be able to maintain favorable relations with our physician partners; we may not be able to grow our ambulatory services revenue by increasing procedure volume while maintaining operating margins and profitability at our existing surgery centers; we may not be able to compete for physician partners, managed care contracts, patients and strategic relationships; adverse weather and other factors beyond our control may affect our business; our legal responsibility to minority owners of our surgery centers may conflict with our interests and prevent us from acting solely in our best interests; we may be adversely impacted by changes in patient volume and patient mix; several client relationships generate a significant portion of our physician services revenues; our physician services contracts may be cancelled or not renewed or we may not be able to enter into additional contracts under terms acceptable to us; reimbursement rates, revenue and profit margin under our fee-for-service physician services payor contracts may decrease; we may not be able to timely or accurately bill for services; laws and regulations that regulate payments for medical services made by government healthcare programs could cause our revenues to decrease; we may not be able to enroll our physician services providers in the Medicare and Medicaid programs on a timely basis; our strategic partnerships with healthcare providers may not be successful; our segments of the market for medical services have a high level of competition; we may not be able to successfully recruit and retain physicians, nurses and other clinical providers; we may not be able to accurately assess the costs we will incur under new contracts; our margins may be negatively impacted by cross-selling to existing clients or selling bundled services to new clients; we may not be able to enforce non-compete agreements with our physicians and other clinical employees in some jurisdictions; there may be unfavorable changes in regulatory, economic and other conditions in the states where we operate; legislative or regulatory action may make our captive insurance company arrangement less feasible or otherwise reduce our profitability; our reserves with respect to our losses covered under our insurance programs may not be sufficient; and the other risk factors are described in AmSurg’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as updated by other filings with the Securities and Exchange Commission. Consequently, actual results, performance or developments may differ materially from the forward-looking statements included above. AmSurg disclaims any intent or obligation to update these forward-looking statements.

About AmSurg

AmSurg’s Ambulatory Services Division acquires, develops and operates ambulatory surgery centers in partnership with physicians throughout the U.S. AmSurg’s Physician Services Division, Sheridan, provides outsourced physician services in multiple specialties to hospitals, ASCs and other healthcare facilities throughout the U.S., primarily in the areas of anesthesiology, children’s services, emergency medicine and radiology. Through these businesses as of December 31, 2015, AmSurg owned and operated 257 ASCs and one surgical hospital in 34 states and the District of Columbia and provided physician services to more than 450 healthcare facilities in 29 states. AmSurg has partnerships with, or employs, over 5,000 physicians and other healthcare professionals in 38 states and the District of Columbia.

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AMSG Reports Fourth-Quarter Results

February 24, 2016

AMSURG CORP. Unaudited Selected Consolidated Financial and Operating Data (In thousands, except earnings per share)

	Three Months Ended December 31,		Year Ended December 31,
Statement of Earnings Data:	2015	2014	2015	2014
Revenues	$774,309	$645,619	$2,832,958	$1,738,950
Provision for uncollectibles	(70,047)	(63,808)	(266,074)	(117,001)
Net revenue	704,262	581,811	2,566,884	1,621,949
Operating expenses:
Salaries and benefits	364,285	288,037	1,314,392	694,576
Supply cost	50,210	43,732	184,222	164,296
Other operating expenses	103,370	93,685	397,794	284,928
Transaction costs	2,764	5,209	8,324	33,890
Depreciation and amortization	26,957	22,811	97,493	60,344
Total operating expenses	547,586	453,474	2,002,225	1,238,034
Net gain on deconsolidations	30,840	—	36,694	3,411
Equity in earnings of unconsolidated affiliates	4,577	3,577	16,152	7,038
Operating income	192,093	131,914	617,505	394,364
Interest expense, net	30,915	30,379	121,586	83,285
Debt extinguishment costs	—	—	—	16,887
Earnings from continuing operations before income taxes	161,178	101,535	495,919	294,192
Income tax expense	36,830	22,301	113,790	48,103
Net earnings from continuing operations	124,348	79,234	382,129	246,089
Net loss from discontinued operations	(1,013)	(150)	(1,013)	(1,296)
Net earnings	123,335	79,084	381,116	244,793
Less net earnings attributable to noncontrolling interests	57,762	51,705	218,169	191,092
Net earnings attributable to AmSurg Corp. shareholders	65,573	27,379	162,947	53,701
Preferred stock dividends	(2,264)	(2,264)	(9,056)	(4,503)
Net earnings attributable to AmSurg Corp. common shareholders	$63,309	$25,115	$153,891	$49,198

Amounts attributable to AmSurg Corp. common shareholders:
Earnings from continuing operations, net of income tax	$64,310	$25,311	$154,892	$50,777
Loss from discontinued operations, net of income tax	(1,001)	(196)	(1,001)	(1,579)
Net earnings attributable to AmSurg Corp. common shareholders	$63,309	$25,115	$153,891	$49,198
Basic earnings (loss) per share attributable to AmSurg Corp. common shareholders:
Net earnings from continuing operations	$1.31	$0.53	$3.22	$1.29
Net loss from discontinued operations	(0.02)	—	(0.02)	(0.04)
Net earnings	$1.28	$0.53	$3.20	$1.25
Diluted earnings (loss) per share attributable to AmSurg Corp. common shareholders:
Net earnings from continuing operations	$1.26	$0.53	$3.18	$1.28
Net loss from discontinued operations	(0.02)	—	(0.02)	(0.04)
Net earnings	$1.24	$0.53	$3.16	$1.24
Weighted average number of shares and share equivalents outstanding:
Basic	49,277	47,384	48,058	39,311
Diluted	52,888	47,828	51,612	39,625

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AMSG Reports Fourth-Quarter Results

February 24, 2016

AMSURG CORP. Unaudited Selected Consolidated Financial and Operating Data, continued (In thousands, except earnings per share)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Reconciliation of net earnings to Adjusted net earnings (1):
Net earnings attributable to AmSurg Corp. shareholders	$65,573	$27,379	$162,947	$53,701
Loss from discontinued operations	1,695	327	1,695	2,220
Amortization of purchased intangibles	15,173	12,179	52,766	22,148
Share-based compensation	3,690	2,716	15,009	10,104
Transaction costs	2,764	5,209	8,324	33,890
Net gain on deconsolidations	(30,840)	—	(36,694)	(3,411)
Net change in fair value of contingent consideration	466	—	8,804	—
Debt extinguishment costs	—	—	—	16,887
Deferred financing write-off	—	—	—	12,763
Total pre-tax adjustments	(7,052)	20,431	49,904	94,601
Tax effect (including impact of certain discrete items)	1,852	8,172	21,521	34,140
Total adjustments, net	(8,904)	12,259	28,383	60,461
Adjusted net earnings	$56,669	$39,638	$191,330	$114,162

Basic shares outstanding	49,277	47,384	48,058	39,311
Effect of dilutive securities, options and non-vested shares	3,611	3,891	3,554	2,152
Diluted shares outstanding, if converted	52,888	51,275	51,612	41,463

Adjusted earnings per share	$1.07	$0.77	$3.71	$2.75

Reconciliation of net earnings to Adjusted EBITDA (2):
Net earnings attributable to AmSurg Corp. shareholders	$65,573	$27,379	$162,947	$53,701
Loss from discontinued operations	1,001	196	1,001	1,579
Interest expense, net	30,915	30,379	121,586	83,285
Income tax expense	36,830	22,301	113,790	48,103
Depreciation and amortization	26,957	22,811	97,493	60,344
EBITDA	161,276	103,066	496,817	247,012
Adjustments:
Share-based compensation	3,690	2,716	15,009	10,104
Transaction costs	2,764	5,209	8,324	33,890
Net gain on deconsolidations	(30,840)	—	(36,694)	(3,411)
Net change in fair value of contingent consideration	466	—	8,804	—
Debt extinguishment costs	—	—	—	16,887
Total adjustments	(23,920)	7,925	(4,557)	57,470
Adjusted EBITDA	$137,356	$110,991	$492,260	$304,482

Segment Information:
Ambulatory Services Adjusted EBITDA	$63,264	$51,902	$226,229	$197,377
Physician Services Adjusted EBITDA	74,092	59,089	266,031	107,105
Adjusted EBITDA	$137,356	$110,991	$492,260	$304,482

Net Revenue by Segment:
Ambulatory Services	$326,166	$295,728	$1,230,050	$1,109,935
Physician Services	378,096	286,083	1,336,834	512,014
Total net revenue	$704,262	$581,811	$2,566,884	$1,621,949
See footnotes on page 10

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AMSG Reports Fourth-Quarter Results

February 24, 2016

AMSURG CORP. Unaudited Selected Consolidated Financial and Operating Data, continued (Dollars in thousands)

Operating Data- Ambulatory Services:
	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Procedures performed during the period at consolidated centers	448,721	434,285	1,729,262	1,645,350
Centers in operation at end of period (consolidated)	236	237	236	237
Centers in operation at end of period (unconsolidated)	21	9	21	9
Average number of continuing centers in operation (consolidated)	239	235	238	233
New centers added during the period	5	4	11	10
Centers discontinued during the period	—	1	—	6
Centers under development at end of period	1	2	1	2
Centers under letter of intent at end of period	5	5	5	5
Average revenue per consolidated center	$1,363	$1,258	$5,174	$4,755
Same center revenues increase (consolidated)	6.9%	1.1%	6.0%	0.7%
Surgical hospitals in operation at end of period (unconsolidated)	1	—	1	—

Operating Data- Physician Services:
	Three Months Ended December 31, 2015	Year Ended December 31,
	2015	2015
Contribution to Net Revenue Growth:
Same contract	6.2%	7.5%
New contract	1.7	2.0
Acquired contract and other	24.3	14.9
Total net revenue growth	32.2%	24.4%

Same contract revenue growth	8.3%	9.9%

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AMSG Reports Fourth-Quarter Results

February 24, 2016

AMSURG CORP. Unaudited Selected Consolidated Financial and Operating Data, continued (In thousands)

	December 31,	December 31,
Balance Sheet Data:	2015	2014
Assets
Current assets:
Cash and cash equivalents	$106,660	$208,079
Restricted cash and marketable securities	13,506	10,219
Accounts receivable, net of allowance of $167,411 and $113,357, respectively	337,330	233,053
Supplies inventory	21,406	19,974
Prepaid and other current assets	75,771	92,900
Total current assets	554,673	564,225
Property and equipment, net	189,168	180,448
Investments in unconsolidated affiliates	169,170	75,475
Goodwill	3,970,210	3,381,149
Intangible assets, net	1,641,811	1,273,879
Other assets	21,450	25,886
Total assets	$6,546,482	$5,501,062
Liabilities and Equity
Current liabilities:
Current portion of long-term debt	$20,377	$18,826
Accounts payable	32,561	29,585
Accrued salaries and benefits	202,537	140,044
Accrued interest	30,480	29,644
Other accrued liabilities	119,237	67,986
Total current liabilities	405,192	286,085
Long-term debt	2,405,130	2,232,186
Deferred income taxes	699,498	611,018
Other long-term liabilities	96,183	89,443
Commitments and contingencies
Noncontrolling interests – redeemable	175,732	184,099
Equity:
Preferred stock, no par value, 5,000 shares authorized, 1,725 shares issued and outstanding	166,632	166,632
Common stock, no par value, 120,000 and 70,000 shares authorized, respectively, 54,294 and 48,113 shares issued and outstanding, respectively	1,345,418	885,393
Retained earnings	781,413	627,522
Total AmSurg Corp. equity	2,293,463	1,679,547
Noncontrolling interests – non-redeemable	471,284	418,684
Total equity	2,764,747	2,098,231
Total liabilities and equity	$6,546,482	$5,501,062

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AMSG Reports Fourth-Quarter Results

February 24, 2016

AMSURG CORP. Unaudited Selected Consolidated Financial and Operating Data, continued (In thousands)

	Three Months Ended December 31,		Year Ended December 31,
Statement of Cash Flow Data:	2015	2014	2015	2014
Cash flows from operating activities:
Net earnings	$123,335	$79,084	$381,116	$244,793
Adjustments to reconcile net earnings to net cash flows provided by operating activities:
Depreciation and amortization	26,957	22,811	97,493	60,344
Amortization of deferred loan costs	2,124	2,070	8,362	17,715
Provision for uncollectibles	74,881	69,559	287,427	139,274
Net (gain) loss on sale of long-lived assets	(12)	375	(12)	2,843
Net gain on deconsolidations	(30,840)	—	(36,694)	(3,411)
Share-based compensation	3,690	2,716	15,009	10,104
Excess tax benefit from share-based compensation	(222)	(889)	(4,001)	(3,177)
Deferred income taxes	11,728	(608)	19,037	30,780
Equity in earnings of unconsolidated affiliates	(4,577)	(3,577)	(16,152)	(7,038)
Debt extinguishment costs	—	—	—	4,536
Net change in fair value of contingent consideration	466	—	8,804	—
Increases (decreases) in cash and cash equivalents, net of acquisitions and dispositions:
Accounts receivable	(93,769)	(71,905)	(326,234)	(137,663)
Supplies inventory	191	(274)	(342)	(206)
Prepaid and other current assets	(10,599)	15,323	25,880	(9,091)
Accounts payable	815	1,567	3,131	(8,440)
Accrued expenses and other liabilities	1,840	17,807	66,600	66,175
Other, net	4,749	2,261	8,535	4,833
Net cash flows provided by operating activities	110,757	136,320	537,959	412,371
Cash flows from investing activities:
Acquisitions and related expenses	(729,199)	(45,410)	(962,689)	(2,184,058)
Acquisition of property and equipment	(13,299)	(17,108)	(60,305)	(40,217)
Proceeds from sale of interests in surgery centers	7,114	2,100	7,114	7,069
Purchases of marketable securities	(2,241)	(2,988)	(3,984)	(6,474)
Maturities of marketable securities	—	3,486	4,233	3,486
Other	2,780	(7,023)	(1,194)	(4,941)
Net cash flows used in investing activities	(734,845)	(66,943)	(1,016,825)	(2,225,135)
Cash flows from financing activities:
Proceeds from long-term borrowings and revolving credit facility	549,936	2,559	560,133	2,048,958
Repayment on long-term borrowings and revolving credit facility	(376,849)	(5,432)	(392,586)	(408,475)
Distributions to noncontrolling interests	(56,755)	(50,654)	(214,899)	(190,097)
Proceeds from preferred stock offering	—	—	—	172,500
Proceeds from common stock offering	466,777	—	466,777	439,875
Proceeds from issuance of common stock upon exercise of stock options	228	480	2,584	2,630
Repurchase of common stock	—	(1,725)	(3,684)	(4,615)
Payments of equity issuance costs	(19,058)	(128)	(19,058)	(24,494)
Financing costs incurred	(817)	(138)	(1,111)	(65,811)
Other	(20,136)	(341)	(20,709)	(468)
Net cash flows provided by (used in) financing activities	543,326	(55,379)	377,447	1,970,003
Net increase (decrease) in cash and cash equivalents	(80,762)	13,998	(101,419)	157,239
Cash and cash equivalents, beginning of period	187,422	194,081	208,079	50,840
Cash and cash equivalents, end of period	$106,660	$208,079	$106,660	$208,079

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AMSG Reports Fourth-Quarter Results

February 24, 2016

AMSURG CORP.
Footnotes to Reconciliations of Non-GAAP Measures to GAAP Measures

(1)
We believe the calculation of adjusted net earnings from continuing operations per diluted share attributable to AmSurg Corp. common shareholders provides a better measure of our ongoing performance and provides better comparability to prior periods because it excludes discontinued operations, the gains or loss from deconsolidations, which are non-cash in nature, transaction costs, including associated debt extinguishment costs and deferred financing write-off, and acquisition-related amortization expense, changes in contingent purchase price consideration and share-based compensation expense. Adjusted net earnings from continuing operations per diluted share attributable to AmSurg Corp. common shareholders should not be considered as a measure of financial performance under accounting principles generally accepted in the United States, and the items excluded from it is a significant component in understanding and assessing financial performance. Because adjusted net earnings from continuing operations per diluted share attributable to AmSurg Corp. common shareholders is not a measurement determined in accordance with accounting principles generally accepted in the United States and is thus susceptible to varying calculations, it may not be comparable as presented to other similarly titled measures of other companies. For purposes of calculating adjusted earnings per share, we utilize the if-converted method to determine the number of diluted shares outstanding. In periods where utilizing the if-converted method is anti-dilutive, the mandatory convertible preferred stock will not be included in the calculation of diluted shares outstanding.

(2)
We define Adjusted EBITDA of AmSurg as earnings before interest expense, net, income taxes, depreciation, amortization, share-based compensation, transaction costs, changes in contingent purchase price consideration, gain or loss on deconsolidations and discontinued operations. Adjusted EBITDA should not be considered a measure of financial performance under generally accepted accounting principles. Items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA is an analytical indicator used by management and the health care industry to evaluate company performance, allocate resources and measure leverage and debt service capacity. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows from operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies. Net earnings from continuing operations attributable to AmSurg Corp. common shareholders is the financial measure calculated and presented in accordance with generally accepted accounting principles that is most comparable to Adjusted EBITDA as defined.

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